                             Joint Filing Agreement
                             ----------------------

    In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of IDT Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 15th day of May, 1998.




                               /s/ Howard S. Jonas
                               --------------------------------------
                               Howard S. Jonas


                               The Jonas Family Limited Partnership


                               By:/s/ Howard S. Jonas
                               --------------------------------------
                               Name: Howard S. Jonas
                               Title: General Partner


                               Howard S. Jonas 1996 Annuity Trust


                               By:/s/ Howard S. Jonas
                               --------------------------------------
                               Name: Howard S. Jonas
                               Title: Trustee


                               Howard S. Jonas 1998 Annuity Trust


                               By:/s/ Howard S. Jonas
                               --------------------------------------
                               Name: Howard S. Jonas
                               Title: Trustee



                                       11